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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the use of our report, dated January 18, 1999, relating to the financial statements of Keystone RV Company for the fiscal year ended December 31, 1998 in this Amendment No. 1 to the Current Report of Thor Industries, Inc. (the "Company") on Form 8-K/A, dated November 9, 2001, and the incorporation by reference of such report in the Registration Statement of the Company on Form S-3 (No. 333-73364).

MCGLADREY & PULLEN, LLP
Elkhart, Indiana
December 3, 2001